UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 13, 2011

Casella Waste Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane Rutland, Vermont	05701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (802) 775-0325

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Casella Waste Systems, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K to its Current Report on Form 8-K filed with the Securities and Exchange Commission on October 13, 2011 solely for the purpose of disclosing under Item 5.07(d) of Form 8-K the Company’s decision, following its annual meeting of shareholders, as to the frequency with which it expects to include a non-binding shareholder vote on the compensation of the Company’s named executive officers executives in future annual meeting proxy materials. This Amendment No. 1 does not otherwise revise the October 13, 2011 Current Report on Form 8-K in any way.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Company’s annual meeting of shareholders held on October 11, 2011, the Company’s shareholders recommended, in a non-binding advisory vote, that the Company hold a non-binding advisory vote on the compensation of the Company’s named executive officers, as disclosed in the proxy statement, on an annual basis.  In light of this recommendation and other factors considered by the Company’s Board of Directors (the “Board”), on December 8, 2011, the Board determined that the Company will hold a non-binding advisory vote on the Company’s compensation of its named executive officers on an annual basis until the Board otherwise determines that a different frequency for such advisory votes is in the best interest of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Casella Waste Systems, Inc.

Date: December 14, 2011	By:	/s/ Edwin D. Johnson
Edwin D. Johnson Senior Vice President and Chief Financial Officer